EXHIBIT 10.16

ECPM HOLDINGS, LLC

2013 INCENTIVE UNIT PLAN

ECPM HOLDINGS, LLC

2013 INCENTIVE UNIT PLAN

1.	Definitions

In addition to other terms which may be defined herein, the following terms shall have the meanings given below:

(a) Administrator means the Board of the Company, and, upon its delegation of all or part of the authority to administer the Plan to the Committee, the Committee.

(b) Affiliate means any business entity which is controlled by, under common control with or controls the Company and specifically shall include any direct or indirect Subsidiary of the Company; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws (if and to the extent applicable).

(c) Applicable Law means any applicable law, rules or regulations (or similar guidance), including but not limited to the Securities Act, the Exchange Act and the Code.

(d) Award or Incentive Unit Award means the grant of an award under the Plan in the form of an Award for Incentive Units and/or any other award which may be authorized under the Plan.

(e) Board means the Board of Managers, as defined in the LLC Agreement.

(f) Cause shall, unless the Administrator determines otherwise, have the meaning given the term “Cause” in the LLC Agreement (assuming for this purpose that the Participant is an “Executive Member,” as defined in the LLC Agreement). The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive.

(g) Code means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance relating to such Code section.

(h) Committee means the Compensation Committee of the Board or any committee of the Board which may be delegated authority to administer the Plan in whole or in part.

(i) Company means ECPM Holdings, LLC, a Delaware limited liability company, together with any successor thereto. For the purposes of the Plan, references to the “Company” shall also include the Company’s Affiliates, unless the context otherwise requires or the Administrator determines otherwise.

(j) Consultant means an independent contractor, consultant, advisor or other service provider providing compensatory and non-capital raising services to the Company or an Affiliate.

(k) Director means a member of the Board of the Company or the board of directors or board of managers of an Affiliate.

(l) Disability shall (unless and to the extent otherwise required under Code Section 409A) have the meaning given such term in the LLC Agreement. The Administrator shall have authority to determine if a Disability has occurred.

(m) Effective Date means the effective date of the Plan, as provided in Section 4.

(n) Employee means any person who is an employee, officer or manager (including but not limited to “Executive Members”, as defined in the LLC Agreement) of the Company or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Company or an Affiliate the legal and bona fide relationship of employer and employee.

(o) Exchange Act means the Securities Exchange Act of 1934, as amended.

(p) Fair Market Value shall, unless the Administrator determines otherwise, have the meaning given such term in the LLC Agreement.

(q) Grant Date means the date of grant of an Award.

(r) Incentive Agreement means an award agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms, conditions and restrictions of an Award granted to the Participant (and includes, if and to the extent applicable, a “Services Agreement” and/or an “Incentive Agreement,” each as defined in the LLC Agreement). An Incentive Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to Incentive Units or any other benefit underlying an Award, as may be established by the Administrator.

(s) Incentive Unit shall have the meaning given such term, and shall have such rights as are provided, in the LLC Agreement, or any successor securities thereto. An Award of Incentive Units shall be subject to vesting, forfeiture and/or other restrictions, as provided in Section 7 herein, and such other terms and conditions as may be applicable under the Plan, an Incentive Agreement or the LLC Agreement. The Incentive Units are intended to be “profits interests” within the meaning of Rev. Proc. 2001-43 and Rev. Proc. 93-27, unless the Administrator determines otherwise. Incentive Units shall be issuable under the Plan, but no Class A Units, Class B Units, Class C Units or other securities of the Company (other than Incentive Units) shall be issuable under the Plan.

(t) A Liquidity Event shall, unless the Administrator determines otherwise, have the meaning given such term in the LLC Agreement.

(u) LLC Agreement means the First Amended and Restated Limited Liability Company Agreement of ECPM Holdings, LLC, dated as of January 4, 2013, as it may be further amended and/or restated from time to time. Unless the context otherwise requires or the Administrator determines otherwise, capitalized terms used but not defined in the Plan or an Incentive Agreement shall have the meanings ascribed to such terms in the LLC Agreement, and references to a specific section or article in the LLC Agreement include references to successor provisions thereto. In the event of any conflict between the provisions of the Plan and/or an Incentive Agreement and the LLC Agreement, the provisions of the LLC Agreement shall govern (unless the Administrator determines otherwise). The terms of the Plan or an Incentive Agreement shall not be deemed in conflict or inconsistent with the provisions of the LLC Agreement merely because they impose greater or additional restrictions, obligations or duties, or if the provisions of the Plan or an Incentive Agreement state that such Plan or Incentive Agreement terms apply notwithstanding provisions to the contrary in the LLC Agreement.

(v) Member means a Member as defined in the LLC Agreement.

(w) Participant means an Employee, Director or Consultant employed by, or providing services to, the Company or an Affiliate who satisfies the requirements of Section 6 and is selected by the Administrator to receive an Award under the Plan.

(x) Plan means the ECPM Holdings, LLC 2013 Incentive Unit Plan, as it may be hereafter amended and/or restated.

(y) Purchase Price means the purchase price, if any, that may be required to be paid in connection with the grant of an Award and issuance of Incentive Units thereunder, and shall include the amount, if any, of any Capital Contribution (as defined in the LLC Agreement) (which amount may be zero), as provided in an individual Incentive Agreement.

(z) Resignation and Resignation For Good Reason shall have the meanings given such terms in the LLC Agreement. The Administrator shall have authority to determine if a termination of employment or service due to Resignation and/or a Resignation For Good Reason has occurred.

(aa) Retirement shall have the meaning given such term in the LLC Agreement. The Administrator shall have authority to determine if a termination of employment or service due to Retirement has occurred.

(bb) Securities Act means the Securities Act of 1933, as amended.

(cc) Subsidiary shall have the meaning given such term in the LLC Agreement, provided that the term “Subsidiary” shall include but not be limited to Endochoice, Inc., a Delaware corporation, and Peer Medical Company, Ltd., an Israeli company.

(dd) Termination Date means the date of a Participant’s termination of employment or service, as determined by the Administrator.

(ee) Units mean Incentive Units of the Company, or any successor securities thereto. References in the Plan or an Incentive Agreement to “Units” shall refer only to Incentive Units and shall not refer to Class A Units, Class B Units, Class C Units or other units of the Company unless the Plan or an Incentive Agreement provide otherwise or the Administrator determines otherwise.

(ff) Unvested Incentive Units shall have the meaning given such term in the LLC Agreement. Unvested Incentive Units shall have no voting, consent, distribution or other rights except to the extent provided in the LLC Agreement (or under the Plan or an Incentive Agreement in a manner consistent with the LLC Agreement).

(gg) Vested Incentive Units shall have the meaning given such term in the LLC Agreement. Vested Incentive Units shall only have such voting, consent, distribution or other rights as are provided in the LLC Agreement (or under the Plan or an Incentive Agreement in a manner consistent with the LLC Agreement).

(hh) Vesting Date or Vesting Dates means the date or dates on which Incentive Units subject to an Award vest in whole or in part.

2.	Purpose

The purpose of the Plan is to encourage and enable selected Employees, Directors and/or Consultants of the Company and its Affiliates to acquire or to increase their holdings of Incentive Units of the Company in order to promote a closer identification of their interests with those of the Company and its Members, thereby further stimulating their efforts to enhance the efficiency, soundness, growth and value of the Company. This purpose will be carried out through the granting of Awards to selected Participants in the form of Awards for Incentive Units and/or any other types of awards which may be authorized under the Plan.

3.	Administration of the Plan

(a) The Plan shall be administered by the Administrator. Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the number or percentage of Incentive Units subject to an Award, the Purchase Price, if any, for Incentive Units subject to an Award, the vesting conditions for an Award and all other terms, conditions, restrictions and limitations of an Award; (ii) to prescribe the form or forms of Incentive Agreements or other instruments evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, Awards and Incentive Agreements, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. In addition, the Administrator shall have the authority, in its sole discretion, to accelerate or modify the date that any Award which was not otherwise vested shall become vested in whole or in part without any obligation to accelerate or modify such date with respect to any other Award granted to any recipient. The Administrator may determine that a Participant’s rights, payments and/or benefits with respect to an Award (including but not limited to any Incentive Units issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, violation of policies of the Company or an Affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.

(b) In addition to action by meeting in accordance with the LLC Agreement and Applicable Law, if and to the extent permitted pursuant to the LLC Agreement and Applicable Law, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by members of the Board in accordance with the terms of the LLC Agreement and Applicable Law, and any such action so taken by written consent shall have the same force and effect as the approval of the Board. All determinations of the Administrator with respect to the Plan will be final and binding on the Company and all persons having or claiming an interest in any Award granted under the Plan. No member of the Board or the Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Award or an Incentive Agreement. Members of the Board or the Committee, in their capacity as Administrator, as applicable, shall be entitled to limitation of liability, indemnification, exculpation and reimbursement in the manner provided in the LLC Agreement and/or by Applicable Law. The Administrator in its discretion may delegate authority to an officer or officers of the Company or an Affiliate to perform ministerial or other duties related to the Plan, and, unless the Administrator determines otherwise, action taken by such authorized persons shall for all purposes be deemed actions by the Administrator hereunder, subject to the terms of the Plan, the LLC Agreement and Applicable Law.

(c) Foreign Award Recipients: Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiary operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiary or Subsidiaries, if any, shall be covered by the Plan; (ii) determine which individuals, if any, outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans (including but not limited to that certain appendix titled the “ECPM Holdings, LLC Israeli Appendix – Israeli Taxpayers to 2013 Incentive Plan,” as it may be amended (the “Israeli Appendix”) and modify vesting procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however that no such subplans and/or modifications shall increase the maximum number of Incentive Units that may be issued pursuant to Awards granted under the Plan set forth in Section 5(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate any applicable United States securities law, the Code, or any other applicable United States governing statute or law.

4.	Effective Date

The Effective Date of the Plan shall be January 11, 2013. Awards may be granted under the Plan on and after the Effective Date but not after the date of the termination of the Plan pursuant to Section 11(a) herein. Awards that are outstanding at the time of the Plan’s termination shall continue in accordance with their terms, unless otherwise provided in the Plan, an Incentive Agreement or the LLC Agreement, or unless otherwise determined by the Administrator.

5.	Incentive Units Subject to the Plan

(a) Incentive Units Subject to the Plan: Subject to adjustments as provided in Section 5(b), the maximum number of Incentive Units that may be issued pursuant to Awards granted under the Plan shall not exceed 7,898,000 Incentive Units (or such other number of Incentive Units as may be authorized pursuant to the terms of the Plan and the LLC Agreement), unless and until such maximum number is increased or modified in accordance with the terms of the Plan and the LLC Agreement.

(b) Incentive Units Not Subject to Limitations: The following shall not be applied to the limitations of Section 5(a) above: (i) any Incentive Units subject to an Award that are forfeited to, or repurchased or reacquired by, the Company pursuant to the terms of the Plan, an Incentive Agreement or the LLC Agreement; and (ii) any Incentive Units surrendered by a Participant or withheld by the Company to pay the Purchase Price (if any) for an Award or used to satisfy any tax withholding requirement in connection with the vesting of an Award if, in accordance with the terms of the Plan, a Participant pays such Purchase Price or satisfies such tax withholding by either tendering previously owned Incentive Units or having the Company withhold Incentive Units.

(c) Adjustments; Conversions; Right to Issue Additional Securities: If there is any change in the number of the outstanding Incentive Units or other securities of the Company, the Administrator, in its sole discretion, may make such adjustments to the Plan and/or Awards if and to the extent that it deems such action to be equitable or appropriate to prevent dilution or enlargement of Awards or as may otherwise be deemed advisable. The Administrator shall have the right to convert, exchange or substitute Incentive Units for other securities of the Company or any successor thereto in the event of a change in the capital structure of the Company or a successor thereto, or if, in the opinion of the Administrator, other transactions or events necessitate such action and, by entering into an Incentive Agreement, a Participant shall be deemed to have consented to any such action. Nothing in the Plan, an Award or an Incentive Agreement shall limit the ability of the Company to issue additional securities (including but not limited to the issuance of other awards or other derivative securities, warrants, additional units or series of units or any other securities of the Company) in accordance with the LLC Agreement and Applicable Law.

6.	Eligibility

An Award may be granted only to (a) an individual who is either an Employee, Director or Consultant on the grant date; and (b) the individual, being otherwise eligible under this Section 6, is selected by the Administrator as an individual to whom an Award shall be granted (as defined above, a “Participant”).

7.	Incentive Unit Awards

(a) Grant and Vesting of Incentive Unit Awards: Subject to the limitations of the Plan and the LLC Agreement, the Administrator may in its sole and absolute discretion grant Awards to such eligible individuals, in such numbers or percentages of Incentive Units, upon such terms and at such times as the Administrator shall determine. The grant of an Award shall not entitle a Participant to the grant of any other awards for securities of the Company. An Award shall be subject to such conditions as may be established by the Administrator, which conditions must be met in order for the Award and underlying Incentive Units to vest (in whole or in part) and no longer be subject to forfeiture (other than forfeiture or similar provisions that may be imposed pursuant to Section 3 or Section 12 herein or pursuant to an Incentive Agreement or the LLC Agreement). The Administrator shall determine the nature, length and starting date of the restriction period, if any, during which an Award may vest. The Administrator also shall determine the conditions which must be met in order for an Award to be granted or to vest (in whole or in part), which conditions may include, but are in no way limited to, payment of a stipulated Purchase Price (including any required Capital Contribution), attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), Permanent Disability, Retirement, Resignation, death, occurrence of a Liquidity Event and/or any combination of such conditions. Any Incentive Units subject to an Award which have not yet vested

(due to continued service requirements or other conditions) shall be Unvested Incentive Units. Any Incentive Units subject to an Award which were granted without being subject to continued service or other conditions, and/or Incentive Units as to which such conditions have been met or cancelled, shall be Vested Incentive Units if and to the extent consistent with the LLC Agreement. The Administrator shall have authority to determine whether and to what degree Awards have vested and to establish and interpret the terms and conditions of Awards and the provisions herein.

(b) Effect of Termination of Employment or Service or Liquidity Event; Forfeiture of Award; Certain Repurchase Provisions: Except as may be otherwise provided in an Incentive Agreement or the LLC Agreement, (i) in the event that the employment or service of a Participant with the Company or an Affiliate terminates for any reason, any Unvested Incentive Units shall immediately upon such termination be deemed forfeited automatically and without any consideration or action on the part of any person, and any Vested Incentive Units acquired by a Participant pursuant to an Award shall be subject to repurchase as described in Section 5.3 of the LLC Agreement (and, if applicable, the Israeli Appendix, to the extent consistent with Section 5.3 of the LLC Agreement), and (ii) in the event of a Liquidity Event, Incentive Units shall be subject to forfeiture as described in Section 5.5 of the LLC Agreement (and, if applicable, the Israeli Appendix, to the extent consistent with Section 5.5 of the LLC Agreement).

(c) Nontransferability of Award: Unless the Administrator determines otherwise, Awards shall not be transferable (including by sale, assignment, gift, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

(d) Escrow: The Administrator may require that (i) a Participant deliver any certificate(s) or other instruments representing Unvested Incentive Units to the Administrator or its designee to be held in escrow until the Award vests and is no longer subject to a substantial risk of forfeiture (in which case the Incentive Units will be promptly released to the Participant) or is forfeited (in which case the Incentive Units shall be returned to the Company); and/or (ii) a Participant deliver to the Company a unit power, endorsed in blank (or similar instrument), relating to the Incentive Units subject to the Award which are subject to forfeiture.

(e) Participation Threshold: Notwithstanding any other provision of the Plan or an Incentive Agreement (and except as may be otherwise provided in the LLC Agreement, including any exhibits or schedules thereto), each Incentive Unit shall provide for the establishment of a threshold amount (each such threshold amount, a “Participant Threshold”) of cumulative Distributions (as defined in the LLC Agreement) that must be made with respect to all or one or more specified classes or series of Units (for this purpose, as defined in the LLC Agreement) before such Incentive Unit is entitled to receive any Distributions. Each Participant Threshold shall be as calculated and determined in accordance with the LLC Agreement.

8.	Restrictions on Transfer and Restrictive Covenants; Rights as a Member

(a) Restrictions on Transfer and Restrictive Covenants: A Participant (or any other holder of Incentive Units issued pursuant to an Award) shall be subject to any restrictions on distributions, repurchase rights, forfeiture provisions, voting restrictions, confidentiality restrictions, transfer restrictions and any other terms and restrictions as are provided in the Plan, the LLC Agreement and/or an Incentive Agreement, including but in no way limited to the restrictions contained in Section 3.4(b), Section 4.2, Section 5.3, Section 5.5, Section 6.4(c), Article IX and

Article X of the LLC Agreement. A Participant’s receipt of any Award, Incentive Units issuable pursuant to an Award and or any other benefit under the Plan or an Incentive Agreement shall be subject to the Participant’s compliance with such restrictions, and the Company shall have the right to treat a Participant’s Award as terminated and void, and to recover any Incentive Units issued pursuant to an Award (without payment of any consideration) if the Participant does not abide by such restrictions.

(b) Rights as a Member: A Participant (and his legal representatives, legatees or distributees) shall not be deemed to be a Member and shall not have any rights of a Member unless and until the Participant (or other person) has been admitted as a Member of the Company in accordance with the terms of the LLC Agreement and Applicable Law. A Participant who is granted Incentive Units shall be admitted as a Member of the Company as soon as practicable following grant of the Award, payment of any Purchase Price (if applicable) and satisfaction of such other terms and conditions as may be applicable under the LLC Agreement or established by the Administrator. Unless an individual Incentive Agreement provides otherwise, a Participant (or other person) shall have such distribution rights and other rights as are afforded to a Member holding Incentive Units upon admission of such Participant as a Member of the Company in accordance with the terms of the LLC Agreement and Applicable Law; provided however, that such rights shall be limited to the rights of Members holding Incentive Units (and shall not include any special rights afforded to Members holding Class A Units, Class B Units, Class C Units and/or any other class or series of Units (for this purpose, as defined in the LLC Agreement) that are not Incentive Units).

9.	Effect of Liquidity Event

Unless the Administrator determines otherwise, in the event of a Liquidity Event, the treatment of Awards shall be as provided in a Participant’s Incentive Agreement and/or the LLC Agreement. In the event of a conflict between the terms of the Incentive Agreement and the LLC Agreement, the terms of the LLC Agreement shall control.

10.	No Right or Obligation of Continued Employment or Service; Effect of Change in Status

(a) Neither the Plan, the grant of an Award, an Incentive Agreement nor any other action related to the Plan shall confer upon the Participant any right to continue in the employment or service of the Company or an Affiliate as an Employee, Director or Consultant or to interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time.

(b) Notwithstanding any other provision herein or in an Incentive Agreement, (i) the Administrator shall have discretion to determine whether the employment status of a Participant shall be considered to continue if the Participant has a change in status from Employee to Consultant or Director, and (ii) the Administrator shall have discretion to determine the effect (including but not limited to modifying vesting and/or forfeiture terms), if any, on an Award and any rights related to underlying Incentive Units if the Participant’s status as an Employee, Director or Consultant changes, including but not limited to a change from full-time to part-time, or vice versa, or other similar changes in the nature or scope of the Participant’s employment or service occur.

11.	Amendment and Termination of the Plan and Awards

(a) Amendment and Termination of Plan: The Plan may be amended, altered and/or terminated at any time by the Board; provided, that approval of an amendment to the Plan by the Members of the Company shall be required to the extent, if any, that such approval is required by the LLC Agreement or by Applicable Law.

(b) Amendment and Termination of Awards: Unless an Incentive Agreement provides otherwise, the Administrator may at any time amend, alter and/or terminate any Award granted under the Plan, prospectively or retroactively, but such amendment, alteration or termination of an Award shall not, without the consent of the recipient of an outstanding Award, materially adversely affect the rights of the recipient with respect to the Award (unless Participant consent is not required pursuant to Section 11(c) and/or Section 11(d) herein).

(c) Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events: Notwithstanding Section 11(a) and Section 11(b) herein, the Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or applicable accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with Applicable Law or applicable accounting principles.

(d) Authority of Administrator to Modify Plan and Awards to Comply with Applicable Law: Notwithstanding Section 11(a) and Section 11(b) herein, the Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law.

12.	Other Restrictions on Awards and Incentive Units

(a) General: As a condition to the issuance and delivery of Incentive Units hereunder or the grant of any benefit pursuant to the Plan, the Company shall at any time and from time to time require a Participant or other person to become a party to, and to be bound by the terms of, an Incentive Agreement, the LLC Agreement and/or other agreement(s) restricting the transfer, purchase, repurchase and/or voting of Incentive Units and/or any other employment or service agreements, consulting agreements, non-competition agreements, confidentiality agreements, non-solicitation agreements or other similar agreements imposing such restrictions as may be required by the Company (including but in no way limited to the restrictions referenced in Section 8 herein).

(b) Compliance with Laws: The Company may impose such restrictions on Awards, Incentive Units and any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to issue, deliver or transfer Incentive Units, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with the Plan, the LLC Agreement and Applicable Law (including but not limited to the registration and other requirements of the Securities Act and/or the Exchange Act). The Company will be under no obligation to register Incentive Units with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state or foreign securities laws, stock exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate or other evidence of beneficial ownership of Incentive Units issued pursuant to an Award in such form as may be prescribed from time to time under the LLC Agreement or required by Applicable Law or as may be advised by legal counsel.

13.	General Provisions

(a) Withholding: The Company shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award. Prior to the delivery or transfer of any Incentive Units, the payment of cash or the providing of any other benefit conferred under the Plan, the Company shall require any recipient of an Award to pay to the Company in cash the amount, if any, of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an Award, by electing (the “election”) to have the Company withhold Incentive Units from the number of Incentive Units to which the recipient is otherwise entitled. The number of Incentive Units to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

(b) Unfunded Plan; No Effect on Other Plans:

(i) The Plan shall be unfunded, and the Company shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate, including, without limitation, any specific funds, assets or other property which the Company or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to Incentive Units or other amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and, to the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(ii) The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(iii) The adoption of the Plan shall not affect any other equity incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of equity incentive or other compensation for employees or service providers of the Company or any Affiliate.

(c) Governing Law: The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws, and in accordance with applicable federal laws of the United States.

(d) Beneficiary Designation: The Administrator in its discretion may permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Awards (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have sole discretion to approve and interpret the form or forms of such beneficiary designation. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Incentive Agreement applicable to the Participant, except to the extent that the Plan and/or Incentive Agreement provide otherwise, and to any additional restrictions deemed necessary or appropriate by the Administrator, including but not limited to compliance with the terms of the LLC Agreement where applicable.

(e) Gender and Number: Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(f) Severability: If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g) Rules of Construction: Headings are given to the sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

(h) Successors and Assigns: The Plan shall be binding upon the Company, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

(i) Right of Offset: Notwithstanding any other provision of the Plan or an Incentive Agreement, the Company may (subject to any Code Section 409A considerations) at any time reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Company or an Affiliate that is or becomes due and payable, and, by entering into an Incentive Agreement, a Participant shall be deemed to have consented to such reduction.

(j) Compliance with Code Section 409A: Notwithstanding any other provision in the Plan or an Award to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Award granted under the Plan, it is the general intention of the Company that the Plan and all such Awards shall comply with, or be exempt from, Code Section 409A, and the Plan and any such Award shall, to the extent practicable, be construed in accordance therewith. If and to the extent required under Code Section 409A, deferrals of Incentive Units or any other benefit distributable pursuant to an Award in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with (or exempt from) Code Section 409A. In the event that the Company (or a successor thereto) has any stock which is publicly traded on an established securities market or otherwise, distributions to any Participant who is a “specified employee” (as defined under Code Section 409A) upon a separation from service may only be made on a date that is more than six months after the date of separation from service (or, if earlier than the end of the six-month period, the date of death of the specified employee) or as otherwise permitted under Code Section 409A. In addition, (i) in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan and/or Award, as applicable; and (ii) terms used in the Plan or an Incentive Agreement shall be construed in accordance with Code Section 409A if and to the extent required. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Company, the Administrator or its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

(k) Uncertificated Units: Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of certificates to reflect the issuance of Incentive Units, the issuance may, in the Company’s discretion, be effected on a non-certificated basis, to the extent not prohibited by the LLC Agreement or by Applicable Law.

(l) Income and Other Taxes: Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including but not limited to any taxes arising under Code Section 409A), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes.

IN WITNESS WHEREOF, this ECPM Holdings, LLC 2013 Incentive Unit Plan, is, by the authority of the Board of Managers of the Company, executed in behalf of the Company, effective as of the 11th day of January, 2013.

ECPM HOLDINGS, LLC

By:	/s/ Brit Young

Printed Name:	Brit Young

Title:	Secretary and General Counsel